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                                                                   EXHIBIT 10.12


                                 Andrea S. Lisi

                                 3738 Savoy Lane

                                    Apt. C-2

                           West Palm Beach, Fl. 33417

                                 (561) 712-9730



October 13, 2000




Incubate This!, Inc.

265 Sunrise Avenue

Suite 204

Palm Beach, Fl.  33480



RE:  Support Services
     ----------------



Gentlemen:


         For a total consideration of 1,500 shares of the common stock of Incubate This!, Inc., I agree to render support services to the Company for a period of ninety (90) days commencing as of this date.

         Please issue the certificate in the name of Andrea S. Lisi.



                                                  Very truly,


                                                  Andrea S. Lisi